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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Tyler Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 19, 2004

Dear Stockholder:

          You are cordially invited to attend the annual meeting of stockholders of Tyler Technologies, Inc. to be held on Thursday, May 6, 2004, at the Park City Club, 5956 Sherry Lane, Suite 1700, Dallas, Texas, commencing at 10:00 a.m. Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

          Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and return the enclosed proxy at your earliest convenience. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

          On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Yours very truly, JOHN M. YEAMAN President and Chief Executive Officer

TYLER TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 6, 2004

To the Stockholders of
             TYLER TECHNOLOGIES, INC.:

     The annual meeting of stockholders will be at the Park City Club, 5956 Sherry Lane, Suite 1700, Dallas, Texas, on Thursday, May 6, 2004, at 10:00 a.m., Dallas time. At the meeting, you will be asked to:

(1)	elect seven directors to serve until the next annual meeting or until their respective successors are duly elected and qualified;

(2)	consider and vote upon a proposal to amend the Tyler Technologies, Inc. Stock Option Plan (the “Stock Option Plan”) to increase the number of shares of our common stock subject to the Stock Option Plan from 6,500,000 to 7,500,000;

(3)	consider and vote upon a proposal to adopt the 2004 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”);

(4)	ratify the selection of Ernst & Young LLP as our independent auditors for fiscal year 2004; and

(5)	transact such other business as may properly come before the meeting.

     Only stockholders of record on March 19, 2004 may vote at the annual meeting. A list of those stockholders will be available for examination at our corporate headquarters, 5949 Sherry Lane, Suite 1400, Dallas, Texas 75225, from April 26 through May 6, 2004.

     Please date and sign the enclosed proxy card and return it promptly in the enclosed envelope. No postage is required if the proxy card is mailed in the United States. Your prompt response will reduce the time and expense of solicitation.

     The enclosed 2003 Annual Report does not form any part of the proxy solicitation material.

By Order of the Board of Directors

H. Lynn Moore, Jr. Vice President, General Counsel, and Secretary

Dallas, Texas
March 19, 2004

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
to be held May 6, 2004

THE ANNUAL MEETING

Place, Date, and Time

     The annual meeting will be held at the Park City Club, 5956 Sherry Lane, Suite 1700, Dallas, Texas on Thursday, May 6, 2004, at 10:00 a.m., Dallas time.

Matters to be Considered

     At the annual meeting, you will be asked to consider and vote upon the following proposals:

•	Proposal One – Election of seven directors to serve until the next annual meeting or until their respective successors are duly elected and qualified;

•	Proposal Two – Amendment to the Stock Option Plan increasing the number of shares of common stock subject to issuance under the Stock Option Plan from 6,500,000 to 7,500,000;

•	Proposal Three – Adoption of the Employee Stock Purchase Plan; and

•	Proposal Four – Ratification of the selection of Ernst & Young LLP as our independent auditors for fiscal year 2004.

Record Date and Voting

     Only stockholders of record on March 19, 2004 are entitled to vote at the annual meeting. On March 19, 2004, we had 41,447,035 shares of common stock issued and outstanding. Each stockholder will be entitled to one vote, in person or by proxy, for each share of common stock held in his or her name. A majority of our shares of common stock must be present, either in person or by proxy, to constitute a quorum for action at the meeting. Abstentions and broker nonvotes are counted for purposes of determining a quorum. Abstentions are counted in tabulating the votes cast on any proposal, but are not counted as votes either for or against a proposal. Broker nonvotes are not counted as votes cast for purposes of determining whether a proposal has been approved.

Vote Required

     The following is the required vote necessary to approve each of the proposals:

•	Proposal One – Election of Directors – the election of directors is determined by plurality vote;

•	Proposal Two – Amendment to the Stock Option Plan – the affirmative vote of holders of a majority of the voting power of the shares actually voted at the annual meeting is required to approve the amendment to the Stock Option Plan;

•	Proposal Three – Adoption of the Employee Stock Purchase Plan – the affirmative vote of holders of a majority of the voting power of the shares actually voted at the annual meeting is required to adopt the Employee Stock Purchase Plan; and

•	Proposal Four – Ratification of Ernst & Young LLP – the affirmative vote of holders of a majority of the voting power of the shares actually voted at the annual meeting is required to ratify Ernst & Young LLP as our independent auditors for fiscal year 2004.

Proxy Solicitation, Revocation, and Expense

     The accompanying proxy is being solicited on behalf of the board of directors. Your shares will be voted at the annual meeting as you direct in the enclosed proxy, provided that it is completed, signed, and returned to us prior to the annual meeting. No proxy can vote for more than seven nominees for director. If you return a proxy but fail to indicate how you wish your shares to be voted, then your shares will be voted in favor of each of the nominees for director.

     After you sign and return your proxy, you may revoke it prior to the meeting either by (i) filing a written notice of revocation at our corporate headquarters, (ii) attending the annual meeting and voting your shares in person, or (iii) delivering to us another duly executed proxy that is dated after the initial proxy.

     We will bear the expense of preparing, printing, and mailing the proxy solicitation material and the proxy. In addition to use of the mail, we may solicit proxies by personal interview or telephone by our directors, officers, and employees. We may also engage the services of a proxy solicitation firm to assist us in the solicitation of proxies. We estimate that the fee of any such firm will not exceed $5,000 plus reimbursement of reasonable out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to record stockholders, and we may reimburse them for their reasonable out-of-pocket expenses.

PROPOSALS FOR CONSIDERATION

Proposal One – Election of Directors

     At the annual meeting, you will be asked to elect a board of seven directors. The nominees for director are: Donald R. Brattain; J. Luther King, Jr.; John S. Marr, Jr.; G. Stuart Reeves; Michael D. Richards; Glenn A. Smith; and John M. Yeaman. Each of the nominees (other than Messrs. Brattain and King) currently serves on our board of directors. For more information regarding these nominees, see “Tyler Management – Directors, Nominees for Director, and Executive Officers.”

     Each nominee has indicated that he is able and willing to serve as a director. If any of the nominees becomes unable to serve prior to the meeting, the persons named in the enclosed proxy will vote the shares covered by your executed proxy for a substitute nominee as selected by the board of directors. You may withhold authority to vote for any nominee by entering his name in the space provided on the proxy card.

Our board of directors unanimously recommends that the stockholders vote FOR each of the nominees for director.

Proposal Two – Amendment to the Stock Option Plan

     At the annual meeting, you will also be asked to consider and vote upon a proposal to amend the Stock Option Plan to increase the number of shares of common stock subject to the plan from 6,500,000 to 7,500,000. The proposed amendment to the Stock Option Plan is intended to enable us to provide additional incentives to selected key employees whose substantial contributions are important to our continued growth and profitability. Currently, there are only 165,834 shares of our common stock available for option grants under the existing Stock Option Plan. Copies of the Stock Option Plan and the proposed amendment are available upon written request.

     Purpose of the Stock Option Plan. Stock options are designed to strengthen the commitment of selected key employees, directors, and consultants, to motivate those individuals to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent entrepreneurial-type management dedicated to our long-term growth and profitability. We believe this can best be accomplished by tying a portion of compensation to appreciation in the market value of our common stock so that the management and key employees, non-employee directors, and consultants are rewarded only if the value of your investment in our common stock has appreciated.

     Description of the Stock Option Plan. The Stock Option Plan is designed to permit the appropriate administering committee to grant options to key employees, directors, and consultants to purchase shares of our common stock. The Stock Option Plan requires that the purchase price under each stock option will not be less than 100% of the fair market value of our common stock at the time of the grant of the option. The fair market value per share is the reported closing price of our common stock on the New York Stock Exchange on the date of the grant of the option, or if no sale has been reported on such date, on the next preceding day or the last day prior to the date of grant when the sale was reported. The option period may not be more than ten years from the date the option is granted. Except with respect to options granted to officers and directors, the Executive Committee grants options to eligible individuals, determines the purchase price and option period at the time the option is granted, and administers and interprets the Stock Option Plan. The Compensation Committee grants options and administers the Stock Option Plan with respect to officers, and our board of directors, as a whole, grants options and administers the plan with respect to directors. Options may be exercised in annual installments as specified by the administering committee or, if applicable, our board of directors. All installments that become exercisable are cumulative and may be exercised at any time after they become exercisable until expiration of the option. The Stock Option Plan contains provisions governing “Changes of Control,” as defined therein, including accelerated vesting of options under certain circumstances.

     The exercise price of options is paid in cash or by check at the time of exercise or, if approved, by the tender of shares of our common stock, or through a combination thereof; provided that such shares either: (i) have been owned by the optionee for more than six months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act of 1933; or (ii) were obtained by the optionee in the public market (“Qualifying Shares”). If the option is exercised by tendering Qualifying Shares, the number of shares tendered shall be determined by the fair market value per share on the date of the exercise, as determined by us. An option agreement may also provide that the exercise price may be paid through the cashless exercise method whereby the optionee authorizes a broker designated by us to sell a specified number of the shares of common stock to be acquired by the optionee on the exercise of the option, having a then fair market value equal to the sum of the exercise price of the option, plus any transaction costs. The remainder of the shares not sold will be delivered to the optionee. Shares of common stock deliverable upon exercise of the options may be transferred from treasury or issued from authorized but unissued shares.

     The Stock Option Plan will terminate on May 11, 2010, and no options may thereafter be granted under the plan. Our board of directors may amend, alter, or discontinue the Stock Option Plan, or any part thereof, at any time and for any reason. However, we will obtain stockholder approval for any amendment to the Stock Option Plan to the extent necessary and desirable to comply with applicable law. The administering committee may also make appropriate adjustments in the number of shares covered by the Stock Option Plan, the number of shares subject to outstanding options, and the option prices to reflect any stock dividend, stock split, share combination, or other recapitalization and, with respect to outstanding options and option prices, to reflect any merger, consolidation, reorganization, liquidation or similar transaction.

     Incentive stock options and nonqualified stock options may be granted under the Stock Option Plan to our key employees. Key employees are defined in the Stock Option Plan to be those employees whose performance and responsibilities are determined to have a direct and significant effect on our success. Non-employee directors, as well as consultants, are eligible for the grant of nonqualified stock options. Additional options may be granted to persons to whom options have previously been granted. There is no restriction in the Stock Option Plan on the maximum or minimum number of shares covered by options that may be granted to any person.

     We estimate that the total number of persons who are eligible to receive awards under the Stock Option Plan at present is approximately 150. Because the granting of stock options under the Stock Option Plan is at the discretion of the Executive Committee or the Compensation Committee, as discussed above, it is not possible to determine which persons (including the persons identified as “Named Executive Officers” in this proxy statement, all current executive officers as a group, all current directors who are not executive officers, and all employees, including current officers who are not executive officers, as a group) may be granted stock options as a result of the proposed amendment of the Stock Option Plan. Also, it is not possible to estimate the number of stock options that may be awarded as a result of the amendment of the Stock Option Plan.

     Incentive stock options are options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options are options that do not meet the requirements of Section 422 of the Code. No incentive stock option, however, may be granted under the Stock Option Plan to an employee who owns more than 10% of the voting power of all classes of securities unless the option price is at least 110% of the fair market value of our common stock at the date of grant and the option is not exercisable more than five years after it is granted. There is no limit on the fair market value of incentive stock options that may be granted to an employee in any calendar year, but no employee may be granted incentive stock options that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000. An incentive stock option (or an installment thereof) counts against the annual limitation only in the year it first becomes exercisable.

     The appropriate administering committee may provide for the termination of options in case of termination of employment, directorship, consultant relationship, dishonesty, or any other reason the appropriate committee determines. If an option expires or terminates before it has been exercised in full, the shares of common stock allocable to the unexercised portion of that option may be made the subject of future grants of options. Upon termination of the employment, directorship, or consultant relationship of an optionee, his or her option is exercisable for a period of 30 days after termination, and thereafter the option terminates. If the optionee dies or becomes disabled before the termination of his right to exercise his or her option, the legal representatives of the estate, or the optionee in the event of his disability, may exercise his or her option provided the option is exercised prior to the date of expiration of the option period or one year from the date of the optionee’s death or disability, whichever first occurs, and the option may be exercised only as to those shares the optionee could have purchased under the option on the date of death, disability or other termination. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by optionee.

     Tax Status of Options. An optionee has no taxable income, and we are not entitled to a deduction, at the time of the grant of an option. All stock options that qualify under the rules of Section 422 of the Code will be entitled to “incentive stock option” treatment. To receive incentive stock option treatment, an optionee must not dispose of the acquired stock within two years after the option is granted and within one year after the exercise. In addition, the individual must have been an employee for the entire time from the date of granting of the option until three months (one year if the employee is disabled) before the date of the exercise. The requirement that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met, then any gain upon sale of the stock will be entitled to capital gain treatment. The employee’s gain on exercise (the excess of the fair market value at the time of exercise over the exercise price) of an incentive stock option is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income, even though it is not included in taxable income for purposes of determining regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.

     If an employee does not meet the two-year and one-year holding requirement (a “disqualifying disposition”), tax will be imposed at the time of sale of the stock. In such event, the employee’s gain on exercise of the incentive stock option will be compensation to him taxed as ordinary income rather than capital gain to the extent the fair market value of the acquired common stock on the date of exercise of the incentive stock option exceeds the aggregate exercise price paid for that common stock, and we will be entitled to a corresponding deduction at the time of sale. If the amount realized on the disqualifying disposition is less than the fair market value of the common stock on the date of exercise of the incentive stock option, the total amount includable in optionee’s gross income, and the amount deductible by us, will equal the excess of the amount realized on the disqualifying disposition over the exercise price.

     An optionee, upon exercise of a nonqualified stock option that does not qualify as an incentive stock option, recognizes ordinary income in an amount equal to the gain on exercise. The exercise of a nonqualified stock option entitles us to a tax deduction in the same amount as is includable in the income of the optionee for the year in which the exercise occurred. Any gain or loss realized by an optionee on subsequent disposition of shares generally is a capital gain or loss and does not result in any tax deduction to us.

     Different tax consequences may result from stock-for-stock exercises of options.

     THE FOREGOING SUMMARY OF THE EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE STOCK OPTION PLAN DOES NOT PURPORT TO BE COMPLETE, AND IT IS RECOMMENDED THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE FOREGOING SUMMARY IS BASED UPON PRESENT FEDERAL INCOME TAX LAWS AND IS SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE, OR LOCAL LAW IS NOT COVERED IN THIS SUMMARY.

     Equity Compensation Plan Information. The following table summarizes certain information related to the Stock Option Plan. There are no outstanding warrants or rights related to our equity compensation plans as of December 31, 2003.

Number of securities
remaining available for
	Number of securities to be		future issuance under
	issued upon exercise of	Weighted average	equity compensation
	outstanding options,	exercise price of	plans (excluding securities
	warrants and rights as of	outstanding options	reflected in initial column
Plan Category	December 31, 2003	warrants and rights	as of December 31, 2003)
Equity compensation plans approved by security holders:
Stock options	4,629,498	$3.94	168,000
Equity compensation plans not approved by security holders	—	—	—

Total	4,629,498	$3.94	168,000

Our board of directors unanimously recommends that the stockholders vote FOR the amendment to the Stock Option Plan.

Proposal Three – Adoption of the Employee Stock Purchase Plan

     At the annual meeting, you will also be asked to adopt the Employee Stock Purchase Plan. The following is a summary of the major terms of the Employee Stock Purchase Plan. A copy of the Employee Stock Purchase Plan may be obtained upon written request.

     Purpose of the Employee Stock Purchase Plan. The Employee Stock Purchase Plan is intended to encourage our employees to invest in our common stock. We believe that such an investment strengthens the commitment of all our employees to our long-term growth and profitability. The Employee Stock Purchase Plan, in conjunction with the provisions of the Code, achieves this goal by allowing our employees to purchase our common stock at an attractive price and by creating incentives for them to hold such stock as a long-term investment.

     Description of the Employee Stock Purchase Plan. The Employee Stock Purchase Plan, if approved by the stockholders, is intended to satisfy the requirements of Section 423 of the Code. The Employee Stock Purchase Plan will allow all of our full-time employees who have been employed for at least six months to authorize after-tax payroll deductions at any whole percentage rate from 1% to 15% of cash performance-based pay (including bonuses) to be applied toward the purchase of our common stock. There will be 1,000,000 shares of our common stock reserved for issuance under the Employee Stock Purchase Plan. As of March 19, 2004, there would have been approximately 1,200 employees eligible to participate in the Employee Stock Purchase Plan. The Employee Stock Purchase Plan will terminate on December 31, 2014, or earlier at the discretion of our board of directors or in the event all shares reserved for issuance under the plan have been purchased.

     We estimate that the total number of persons who are eligible to purchase shares under the Employee Stock Purchase Plan at present is approximately 1,200. Because the purchase of shares under the Employee Stock Purchase Plan is at the discretion of each eligible employee pursuant to the terms of the plan, it is not possible to determine which persons (including the persons identified as “Named Executive Officers” in this proxy statement, all current executive officers as a group, all current directors who are not executive officers, and all employees, including current officers who are not executive officers, as a group) may purchase shares under the plan.

     Separate three-month offerings will commence on January 1, April 1, July 1, and October 1 of each year. An employee must authorize a payroll deduction before the start of an offering in order to participate in that offering. On the last business day of the offering, the employee will be deemed to have exercised the option to purchase as many shares as the employee’s payroll deduction will allow at the option price. The option price is 85% of the lesser of (a) the fair market value of our common stock on the first business day of the offering or (b) the fair market value of our common stock on the last business day of the offering. The fair market value will be the closing sale price of our common stock on the deemed exercise date as reported on the New York Stock Exchange. Fractional shares will not be purchased; instead, excess funds will roll over into the next offering period unless otherwise designated by the employee.

     An employee may withdraw at any time prior to two weeks before the last day of the offering period. Upon withdrawal, the amount in the employee’s account will be refunded to the employee without interest. An employee may suspend participation in an offering at any time before the first day of the last month of the offering period by reducing his or her payroll deduction percentage election to 0% for the remainder of the offering. In such a case, the amount accumulated in the employee’s account prior to the suspension is not refunded, but is used to purchase shares as described above. An employee who has withdrawn from or suspended participation in an offering may not again participate in the Employee Stock Purchase Plan until the next offering commences.

     No employee may purchase more than 750 shares of stock during any single offering. In addition, an employee will not be permitted to purchase any shares under the Employee Stock Purchase Plan if such employee, immediately after such purchase, would own shares possessing 5% or more of the total combined voting power or value of our common stock. The fair market value of all shares purchased by an employee under the Employee Stock Purchase Plan during any calendar year may not exceed $25,000, which is based on the fair market value of our common stock at the beginning of each offering period.

     All shares purchased under the Employee Stock Purchase Plan must be held in designated accounts until the shares are sold. Employees may not sell any shares purchased for a period of at least one hundred and eighty days after the purchase, unless such employee is terminated during this holding period. If an employee desires to sell shares after the expiration of the holding period, the employee must request that the shares be transferred to his or her broker’s account for future sale. Employees will be responsible for all commissions related to future sales. Employees must notify us of the date and terms of any actual sale that occurs within two years of the beginning of the offering period in which such shares were acquired.

     Our board of directors may at any time amend or terminate the Employee Stock Purchase Plan, provided that no employee’s existing rights under any offering already commenced may be adversely affected thereby. Any amendment will be consistent with applicable law, including first obtaining the prior approval of our shareholders if such amendment would increase the number of shares reserved for issuance under the plan or materially modify the eligibility requirements.

     Federal Income Tax Consequences Relating to the Employee Stock Purchase Plan. The Employee Stock Purchase Plan is intended to qualify under the provisions of Section 421 and Section 423 of the Code. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the Employee Stock Purchase Plan, and the tax consequences will depend on how long a participant has held the shares prior to disposition.

     If the shares are disposed of (a) at least two years after the date of the beginning of the offering period and (b) at least one year after the stock is purchased in accordance with the Employee Stock Purchase Plan (or, if the employee dies while holding the shares), the following tax consequences will apply. The lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the “option price”), or (b) the excess of the fair market value of the shares at the time the option was granted over the option price will be taxed as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. If a participant holds the shares for the holding periods described above, we will not be allowed a federal income tax deduction for the amount determined to be ordinary income to the participant.

     If the shares are sold or disposed of (including by way of gift) before the expiration of either the two-year or one-year holding periods described above, the following tax consequences will apply. The amount by which the fair market value of the shares on the date the option is exercised (i.e., the last business day of the offering period or the “termination date”) exceeds the option price will be taxed as ordinary income to the participant. This excess will constitute ordinary income in the year of the sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be taxed as a capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. If the shares are sold for an amount less than their fair market value as of the termination date, the participant recognizes ordinary income equal to the excess of the fair market value of the shares as of the termination date over the option price, and the participant may recognize a capital loss equal to the difference between the sales price and the value of such shares on the termination date. In the event of an early disposition, we will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the disposing employee.

     Currently, we are not required to withhold employment or income taxes upon the exercise of the options under Sections 421 and 423 of the Code. However, the IRS may issue guidance in the future requiring us to withhold employment and/or income taxes upon the exercise of options under the Employee Stock Purchase Plan.

     THE FOREGOING SUMMARY OF THE EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE EMPLOYEE STOCK PURCHASE PLAN DOES NOT PURPORT TO BE COMPLETE, AND IT IS RECOMMENDED THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE FOREGOING SUMMARY IS BASED UPON PRESENT FEDERAL INCOME TAX LAWS AND IS SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE, OR LOCAL LAW IS NOT COVERED IN THIS SUMMARY.

Our board of directors unanimously recommends that the stockholders vote FOR the approval of the Employee Stock Purchase Plan.

Proposal Four – Ratification of Ernst & Young LLP as Our Independent Auditors for Fiscal Year 2004

     The Audit Committee has selected Ernst & Young LLP, independent certified public accountants, as our independent auditors for fiscal year 2004, subject to ratification by the stockholders. Ernst & Young LLP served as our independent auditors for fiscal years 2003 and 2002. A representative of Ernst & Young LLP is expected to be present at the annual meeting. That representative will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

     Ernst & Young’s fees for all professional services during each of the last two fiscal years were as follows:

	2003	2002
Audit Fees	$461,000	$354,000
Audit Related Fees	47,000	29,000
Tax Fees	11,000	20,000
Other Fees	—	—

Total	$519,000	$403,000

     Audit Fees. Fees for audit services include fees associated with the annual audit and the review of our interim financial statements.

     Audit-Related Fees. Fees for audit-related services generally include fees for accounting consultations, SEC filings, and audit of our employee benefit plan.

     Tax Fees. Fees for tax services include fees for tax consulting and tax compliance and preparation work.

     All Other Fees. We did not pay Ernst & Young LLP any other fees during the last two fiscal years.

     The Audit Committee approved all of the independent auditors’ engagements and fees presented above. Our Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services provided to us by our independent auditors. All such services performed in 2003 were pre-approved by the Audit Committee. For more information on these policies and procedures, see “Corporate Governance Principles and Board Matters – Pre-Approval Policies and Procedures for Audit and Non-Audit Services.”

Our board of directors unanimously recommends that the stockholders vote FOR the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2004.

TYLER MANAGEMENT

Directors, Nominees for Director, and Executive Officers

     Below is a brief description of our directors, nominees for director, and executive officers. Each director holds office until our next annual meeting or until his successor is elected and qualified. Executive officers are elected annually by the board of directors and hold office until the next annual board meeting or until their successors are elected and qualified.

Directors, Nominees for Director, and Executive Officers

Name / Age	Present Position	Served Since
G. Stuart Reeves, 64	Chairman of the Board Director	2002 2001

John M. Yeaman, 63	Chief Executive Officer President Director	2000 1998 1999

John S. Marr, Jr., 44	Chief Operating Officer Director	2003 2002

Glenn A. Smith, 50	Executive Vice President Director	2003 2001

Michael D. Richards, 53	Director	2002

Donald R. Brattain, 63	Nominee for Director	—

J. Luther King, Jr., 64	Nominee for Director	—

Theodore L. Bathurst, 54	Vice President and Chief Financial Officer	1998

Brian K. Miller, 45	Vice President – Finance Treasurer	1999 1997

H. Lynn Moore, Jr., 36	Vice President and Secretary General Counsel	2000 1998

Dustin R. Womble, 44	Executive Vice President	2003

Business Experience of Directors, Nominees for Director, and Executive Officers

     G. Stuart Reeves has served on our board of directors since June 2001. Mr. Reeves also serves as Chairman of the Executive Committee and the Nominating and Governance Committee and is a member of both the Audit Committee and the Compensation Committee. From 1967 to 1999, Mr. Reeves worked for Electronic Data Systems Corporation (“EDS”), a professional services company that offers its clients a portfolio of related systems worldwide within the broad categories of systems and technology services, business process management, management consulting, and electronic business. During his thirty-two years of service with EDS, Mr. Reeves held a variety of positions, including Executive Vice President, North and South America, from 1996 to 1999; Senior Vice President, Europe, Middle East, and Africa, from 1990 to 1996; Senior Vice President, Government Services Group, from 1988 to 1990; Corporate Vice President, Human Resources, from 1984 to 1988; Corporate Vice President, Financial Services Division, from 1979 to 1984; Project Sales Team Manager, from 1974 to 1979; and Systems Engineer and Sales Executive, from 1967 to 1974. Mr. Reeves also served on the EDS Board of Directors from 1988 until 1996. Mr. Reeves retired from EDS in 1999. Mr. Reeves also serves on the Board of Governors of Oklahoma State University Foundation.

     John M. Yeaman has served as President and Chief Executive Officer since April 2002. From March 2000 until April 2002, Mr. Yeaman served as President and Co-Chief Executive Officer, and from December 1998 until March 2000, Mr. Yeaman was President and Chief Executive Officer. Mr. Yeaman was elected to our board of directors in February 1999. Mr. Yeaman currently serves on the Executive Committee. From 1980 until 1998, Mr. Yeaman was associated with EDS, where he most recently served as the director of a worldwide Strategic Support Unit managing $2 billion in real estate assets. Mr. Yeaman began his career with Eastman Kodak Company.

     John S. Marr, Jr. has served on our board of directors since May 2002 and is currently a member of the Executive Committee. Mr. Marr has served as Chief Operating Officer since July 2003. Mr. Marr has also served as President of MUNIS, Inc. (“MUNIS”) since 1994. Mr. Marr began his career with MUNIS in 1983 and we acquired MUNIS in 1998. MUNIS develops and markets a wide range of software products and related services for county and city governments, schools, and not-for-profit organizations, with a focus on integrated financial and land management systems.

     Glenn A. Smith has served on our board of directors since June 2001 and is currently a member of the Executive Committee. Mr. Smith has served as Executive Vice President since July 2003. Mr. Smith is also President of our Courts and Justice Division and The Software Group, Inc. (“TSG”), a company he co-founded in 1981 and which we acquired in 1998. TSG develops and markets a wide range of software products and related services for county governments, with a focus on integrated judicial management and law enforcement systems. Prior to founding TSG, Mr. Smith was employed at Distributed Data Systems of Raleigh, North Carolina, in a software development project management capacity and, prior to that, at Texas Instruments Incorporated in Dallas, Texas as a software developer.

     Michael D. Richards has served on our board of directors since May 2002. Mr. Richards also serves as Chairman of the Compensation Committee and is a member of the Audit Committee and the Nominating and Governance Committee. Mr. Richards is the Chairman and Chief Executive Officer of Suburban Title, LLC d/b/a Reunion Title, an independent title insurance agency founded by Mr. Richards in September 2000 that operates in Dallas, Denton, Collin, Tarrant, and Rockwall Counties in Texas. From 1989 until September 2000, Mr. Richards served as President and Chief Executive Officer of American Title Company, Dallas, Texas, an affiliate of American Title Group, Inc., one of the largest title insurance underwriters in Texas during that time. From 1982 until 1989, Mr. Richards held various management positions with Hexter-Fair Title Company, Dallas, Texas, including President from 1988 until 1989. From 1974 until 1982, Mr. Richards worked for Stewart Title Guaranty Company, Dallas, Texas, during which time he held several key management positions including serving on its board of directors. Mr. Richards holds several positions with various associations, some of which include: Greater Dallas Chamber of Commerce, member of the Economic Development Advisory Council; Leukemia Society of America, Advisory Board Member; Greater Dallas Association of Realtors, Board Member; and Home Builders Association, Board Member.

     Donald R. Brattain has been nominated by the Nominating and Governance Committee to serve as a director. Since 1985, Mr. Brattain has served as President of Brattain & Associates, LLC, a private investment company founded by Mr. Brattain in 1985 and located in Minneapolis, Minnesota. From 1981 until 1988, Mr. Brattain purchased and operated Barefoot Grass Lawn Service Company, a company that grew from $3.2 million in sales to over $100 million in sales and was sold to ServiceMaster, Ltd. in 1998. From 1962 until 1981, Mr. Brattain held various positions with Marathon Oil Company, including Senior Vice President – Administration in the Minneapolis, Minnesota office from 1975 until 1981, Vice President – Compensation, Human Resources, and Store Operations in

the Minneapolis, Minnesota office from 1969 until 1975, and other administrative positions in the Denver, Colorado and Findlay, Ohio offices from 1962 until 1968.

     J. Luther King, Jr. has been nominated by the Nominating and Governance Committee to serve as a director. Mr. King is the Chief Executive Officer, Chief Financial Officer and a director of Luther King Capital Management (“LKCM”), a registered investment advisory firm that he founded in 1979. Mr. King also serves as a director of the University of Texas Investment Management Company (“UTIMCO”), a company that manages the endowment assets of the University of Texas system and a portion of the endowment assets of Texas A&M University. Mr. King serves as Chairman of the Compensation Committee of UTIMCO.

     Theodore L. Bathurst has been Vice President and Chief Financial Officer since October 1998. Mr. Bathurst was previously an audit partner in the Dallas office of KPMG Peat Marwick LLP (“KPMG”), where he served as engagement partner on the accounts of a variety of information, communications, and technology companies. Mr. Bathurst was also designated by KPMG as a Securities and Exchange Commission (“SEC”) partner responsible for the review of filings made by public companies with the SEC. Mr. Bathurst, a certified public accountant, is a member of the board of directors of the Texas Society of CPAs and of the Dallas CPA Society.

     Brian K. Miller has been Vice President – Finance and Treasurer since May 1999 and was Vice President – Chief Accounting Officer and Treasurer from December 1997 to April 1999. From June 1986 through December 1997, Mr. Miller held various senior financial management positions at Metro Airlines, Inc. (“Metro”), a publicly-held regional airline holding company operating as American Eagle. Mr. Miller was Chief Financial Officer of Metro from May 1991 to December 1997 and also held the office of President of Metro from January 1993 to December 1997. Mr. Miller is a certified public accountant.

     H. Lynn Moore, Jr. has been General Counsel since September 1998 and has been Vice President and Secretary since October 2000. From August 1992 to August 1998, Mr. Moore was associated with the law firm of Hughes & Luce, L.L.P. in Dallas, Texas where he represented numerous publicly-held and privately-owned entities in various corporate and securities, finance, litigation, and other legal related matters. Mr. Moore is a member of the State Bar of Texas.

     Dustin R. Womble has been Executive Vice President in charge of corporate-wide product strategy since July 2003. Mr. Womble also serves as President of INCODE, Inc. (“INCODE”), which we acquired in 1998. INCODE develops, implements, and supports software and services for local governments. INCODE focuses on enterprise wide solutions that address integrated financial systems, customer service, and law enforcement for counties, cities, and towns.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance Initiatives

     On February 24, 2004, our board of directors adopted a number of corporate governance initiatives, including the following:

•	Independence Standards were adopted to determine the independence of the members of the Audit Committee. These standards are consistent with the independence standards set forth in the New York Stock Exchange Listing Requirements. Upon adoption, our board of directors determined that Messrs. Reeves, Richards, and Morris were “independent” and that the nominees for director, Messrs. Brattain and King, would qualify as “independent”, if elected. Mr. Morris is not standing for re-election as a director in 2004.

•	Corporate Governance Guidelines were adopted. These guidelines include, among other things:

•	annual submission of independent auditors to stockholders for approval;

•	formation of a Nominating and Governance Committee to be comprised solely of independent directors;

•	prohibition of stock option re-pricing;

•	formalization of the ability of independent directors to retain outside advisors;

•	performance of periodic formal board evaluation; and

•	limitation on the number of additional public company boards on which a director may serve to a maximum of four.

A copy of our Corporate Governance Guidelines is attached to this proxy statement as Appendix A and may also be found on our website, www.tylerworks.com.

•	A new Audit Committee Charter was adopted, which requires, among other things, that the committee be comprised solely of independent directors (as set forth in the Independence Standards), at least one of who will qualify as an “audit committee financial expert” as set forth in Item 401(h) of the SEC’s Regulation S-K. Our board of directors determined that Ben T. Morris, current Chairman of the Audit Committee, possesses the attributes necessary to qualify as an “audit committee financial expert”. Mr. Morris is not standing for re-election to our board of directors in 2004. Our board of directors further determined that each of Donald R. Brattain and J. Luther King, Jr., nominees for director, possesses the attributes necessary to qualify as an “audit committee financial expert” should either or both be elected to our board of directors. A copy of our Audit Committee Charter is attached to this proxy statement as Appendix B and may also be found on our website, www.tylerworks.com.

•	A Compensation Committee Charter was adopted, which requires, among other things, that the committee be comprised solely of independent directors and sets forth the guidelines for determining executive compensation. A copy of our Compensation Committee Charter is attached to this proxy statement as Appendix C and may also be found on our website, www.tylerworks.com.

•	Our board of directors formed a Nominating and Governance Committee and adopted a Nominating and Governance Committee Charter, which requires, among other things, that the committee be comprised of at least three independent directors who are responsible for recommending candidates for election to the board of directors. A copy of our Nominating and Governance Committee Charter is attached to this proxy statement as Appendix D and may also be found on our website, www.tylerworks.com.

Code of Business Conduct and Ethics

     On February 24, 2004, our board of directors adopted a Code of Business Conduct and Ethics, which applies to all of our directors, executive officers (including, without limitation, the chief executive officer, chief financial officer, principal accounting officer, and controller), and employees. The purpose of the Code of Business Conduct and Ethics is to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in our public communications and reports filed with the SEC;

•	compliance with applicable governmental laws, rules, and regulations;

•	prompt internal reporting of violations of the policy to the appropriate persons designated therein, including anonymous “whistleblower” provisions; and

•	accountability for adherence to the policy.

A copy of our Code of Business Conduct and Ethics may be found on our website, www.tylerworks.com, or will be furnished, without charge, upon written request at our principal executive offices. Any future amendments or waivers related to our Code of Business Conduct and Ethics will be promptly posted on our website.

Board Independence

     Our board of directors has determined, after considering all of the relevant facts and circumstances, that each of the non-employee directors standing for re-election as director (Messrs. Reeves and Richards) and the two nominees for election as director (Messrs. Brattain and King) has no material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us) and is “independent” within the meaning of the New York Stock Exchange director independence standards, as currently in effect and as may be changed from time to time. As a result, if each of the nominees for director is elected at the annual meeting, our board of directors will be comprised of a majority of “independent” directors as required by the New York Stock Exchange. Furthermore, our board of directors has determined that each of the members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee has no material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us) and is “independent” within the meaning of our director independence standards.

Committees of the Board of Directors

     During 2003, the standing committees of our board of directors were the Audit Committee, Compensation Committee, and Executive Committee. We did not have a Nominating and Governance Committee during fiscal 2003; instead, our board of directors, as a whole, was responsible for selecting nominees for election as directors and electing executive officers. The board met four times during 2003. Each board member participated in at least 75% of all board and committee meetings held during the portion of 2003 that he served as a director and/or committee member.

     Audit Committee. During 2003, the Audit Committee was comprised of Ben T. Morris (Chairman), G. Stuart Reeves, and Michael D. Richards, each of who is “independent” as defined above. Mr. Morris is not standing for re-election as a director in 2004. The Audit Committee’s duties include:

•	considering the independence of our independent auditors before we engage them;

•	reviewing with the independent auditors the fee, scope, and timing of the audit;

•	reviewing the completed audit with the independent auditors regarding any significant accounting adjustments, recommendations for improving internal controls, appropriateness of accounting policies, appropriateness of accounting and disclosure decisions with respect to significant unusual transactions or material obligations, and significant findings during the audit;

•	reviewing our financial statements and related regulatory filings with the independent auditors; and

•	meeting periodically with management to discuss internal accounting and financial controls.

The Audit Committee met four times during 2003. On February 24, 2004, the board amended and adopted the Tyler Audit Committee Charter, which is attached to this proxy statement as Appendix B and may also be found on our website, www.tylerworks.com.

     Compensation Committee. During 2003, the Compensation Committee was comprised of Michael D. Richards (Chairman), Ben T. Morris, and G. Stuart Reeves. The Compensation Committee has final authority on all executive compensation and periodically reviews compensation and other benefits paid to or provided for our officers and directors. The Compensation Committee also approves annual salaries and bonuses for officers to ensure that the recommended salaries and bonuses are not unreasonable. The Compensation Committee met twice during 2003. Mr. Morris is not standing for re-election as a director in 2004.

     Executive Committee. During 2003, the Executive Committee was comprised of G. Stuart Reeves (Chairman), John S. Marr, Jr., Glenn A. Smith, and John M. Yeaman. The Executive Committee has the authority to act for the entire board of directors, but may not commit to an expenditure in excess of $5,000,000 without full board approval. The Executive Committee meets periodically throughout the year.

     During 2004, the standing committees of our board of directors will be the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Executive Committee. In addition, our board of directors has established a policy under which our non-management members will meet at regularly scheduled (and in any event at least twice per fiscal year) executive sessions without management present and with Mr. G. Stuart Reeves presiding over such meetings.

Audit Committee Financial Expert

     Our board of directors determined that Ben T. Morris, current chairman of the Audit Committee, possesses the attributes necessary to qualify as an “audit committee financial expert” as set forth in Item 401(h) of the SEC’s Regulation S-K. Mr. Morris is not standing for re-election to our board of directors in 2004. Our board of directors further determined that each of Donald R. Brattain and J. Luther King, Jr., nominees for director, possesses the attributes necessary to qualify as an “audit committee financial expert” should either or both be elected to our board of directors.

Pre-Approval Policies and Procedures for Audit and Non-Audit Services

     The Audit Committee Charter requires that the Audit Committee pre-approve all of the audit and non-audit services performed by our independent auditors. The purpose of these pre-approval procedures is to ensure that the provision of services by our independent auditors does not impair their independence. Each year, beginning in 2003, the Audit Committee receives fee estimates from our independent auditors for each category of services to be performed by the independent auditors during the upcoming fiscal reporting year. These categories of services include Audit Services, Audit-Related Services, Tax Services, and All Other Services. Upon review of the types of services to be performed and the estimated fees related thereto, the Audit Committee will determine which services and fees should be pre-approved, which pre-approval will be in effect for a period of twelve months. The Audit Committee may periodically review the list of pre-approved services based on subsequent determinations. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee (or delegated member of the Audit Committee) prior to the performance of such service. Any proposed services exceeding the pre-approved cost levels will also require specific pre-approval by the Audit Committee (or delegated member of the Audit Committee).

Director Nominating Process

     The Nominating and Governance Committee is responsible for reviewing and interviewing qualified candidates to serve on our board of directors and to select both “independent” as well as management nominees for director to be elected by our stockholders at each annual meeting. The Nominating and Governance Committee is comprised solely of independent directors and operates under a Charter for the Nominating and Governance Committee, which is attached to this proxy statement as Appendix D and may also be found on our website, www.tylerworks.com.

     Our Corporate Governance Guidelines include the criteria our board of directors believes are important in the selection of director nominees, which includes the following qualifications:

•	sound personal and professional integrity;

•	an inquiring and independent mind;

•	practical wisdom and mature judgment;

•	broad training and experience at the policy-making level of business, finance and accounting, government, education, or technology;

•	expertise that is useful to Tyler and complementary to the background and experience of other board members, so that an optimal balance of board members can be achieved and maintained;

•	willingness to devote the required time to carrying out the duties and responsibilities of board membership;

•	commitment to serve on the board for several years to develop knowledge about our business;

•	willingness to represent the best interests of all stockholders and objectively appraise management performance; and

•	involvement only in activities or interests that do not conflict with the director’s responsibilities to Tyler or our stockholders.

A copy of our Corporate Governance Guidelines is attached to this proxy statement as Appendix A and may also be found on our website, www.tylerworks.com.

     The Nominating and Governance Committee may, in the exercise of its discretion, actively solicit nominee candidates; however, nominee recommendations submitted by other directors or stockholders will also be considered as described below.

     Our new nominees for director, Messrs. Brattain and King, were recommended to the Nominating and Governance Committee by John M. Yeaman and G. Stuart Reeves, respectively.

     The Nominating and Governance Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the committee in care of our Corporate Secretary at our corporate headquarters, 5949 Sherry Lane, Suite 1400, Dallas, Texas 75225. To be considered by the Nominating and Governance Committee, stockholder nominations must be submitted before our fiscal year-end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by our stockholders will be evaluated in the same manner as any other nominee for director.

     Nominations by stockholders may also be made at an annual meeting of stockholders in the manner provided in our bylaws. Our bylaws require that a stockholder entitled to vote for the election of directors may make nominations of persons for election to our board at a meeting of stockholders by complying with required notice procedures. Nominations must be received at our corporate headquarters not less than 75 days or more than 85 days before any annual meeting of stockholders. If, however, notice or prior public disclosure of an annual meeting is given or made less than 75 days before the date of the annual meeting, the notice must be received no later than the 10th day following the date of mailing of the notice of annual meeting or the date of public disclosure of the date of the annual meeting, whichever is earlier. The notice must specify the following:

•	as to each person the stockholder proposes to nominate for election or re-election as a director:

•	the name, age, business address, and residence address of the person;

•	the principal occupation or employment of the person;

•	the class and number of shares of our capital stock that are beneficially owned by the person; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Exchange Act; and

•	as to the stockholder giving notice:

•	the name and record address of the stockholder and any other stockholder known to be supporting the nominee; and

•	the class and number of shares of our capital stock that are beneficially owned by the stockholder making the nomination and by any other supporting stockholders.

     We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Communications with Our Board of Directors

     Any stockholder or interested party who wishes to communicate with our board of directors or any specific directors, including non-management directors may write to:

Board of Directors
Tyler Technologies, Inc.
5949 Sherry Lane, Suite 1400
Dallas, Texas 75225

     Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed (for example, if the communication received deals with our “whistleblower policy” found on our website, www.tylerworks.com, including questions, concerns, or complaints regarding accounting, internal accounting controls, and auditing matters, it will be forwarded by management to the Chairman of the Audit Committee for review);

•	attempt to handle the inquiry directly (for example, if the communication is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our board of directors); or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

     At each meeting of our board of directors, our Chairman will present a summary of all communications received since the last meeting of the board of directors that were not forwarded and will make those communications available to any director on request.

Director Attendance at Annual Meetings

     Directors are not required to attend our annual meetings of stockholders. However, our board of directors typically holds a meeting immediately following the annual meeting of stockholders. Therefore, in most cases, all of our directors will be present at the annual meeting. All of our directors were present at the 2003 annual meeting of stockholders.

Director Compensation

     Each non-employee director receives an annual fee of $15,000, plus $1,000 for each board meeting and $500 for each committee meeting attended.

     On May 1, 2003, the board approved discretionary grants to Messrs. Reeves, Morris, and Richards, our non-employee directors, of stock options to purchase 5,000 shares each of our common stock. Each of these option grants vests in equal installments on the first, second, and third anniversary of the date of grant and each has an exercise price of $3.93 per share, the quoted market price of our common stock on the date of grant.

SECURITIES OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 19, 2004 by (i) each “Named Executive Officer” (as defined in the SEC’s Regulation S-K), (ii) each director or nominee for director, (iii) each beneficial owner of more than 5% of our common stock, and (iv) all of our executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Ownership		Percent of Class (2)(3)
Barclays Global Investors, N.A. 45 Fremont Street San Francisco, CA 94105	3,890,582	(4)	9.4%

MSD Capital, L.P. 645 Fifth Avenue, 21st Floor New York, NY 10022	2,928,523	(5)	7.1%

FMR Corp. 82 Devonshire Street Boston, MA 02109	2,869,489	(6)	6.9%

John S. Marr, Jr.	1,703,976	(7)	4.1%

Glenn A. Smith	1,027,571	(8)	2.5%

John M. Yeaman	891,350	(9)	2.1%

Theodore L. Bathurst	325,000	(10)	*

Dustin R. Womble	288,250	(11)	*

J. Luther King, Jr.	187,300	(12)	*

H. Lynn Moore, Jr.	171,000	(13)	*

G. Stuart Reeves	146,667	(14)	*

Brian K. Miller	106,000	(15)	*

Michael D. Richards	55,000	(16)	*

Ben T. Morris	40,833	(17)	*

Donald R. Brattain	3,000		*

Directors, nominees, and executive officers as a group (12 persons)	4,945,947	(18)	11.5%

*	Less than one percent of our outstanding common stock

(1)	Unless otherwise noted, the address of each beneficial owner is our corporate headquarters: 5949 Sherry Lane, Suite 1400, Dallas, Texas 75225.

(2)	Reported in accordance with the beneficial ownership rules of the SEC. Unless otherwise noted, the stockholders listed in the table have both sole voting power and sole investment power with respect to their shares, subject to community property laws where applicable and the information contained in the other footnotes to the table.

(3)	Based on 41,447,035 shares of our common stock issued and outstanding at March 19, 2004. Each stockholder’s percentage is calculated by dividing (a) the number of shares beneficially owned by (b) the sum of (i) 41,447,035 plus (ii) the number of shares such owner has the right to acquire within sixty days.

(4)	Based on information reported by Barclays Global Investors, NA on a Schedule 13G that was filed with the SEC on or about February 17, 2004.

(5)	Based on information reported by MSD Capital, L.P. on a Schedule 13G that was filed with the SEC on or about August 29, 2003.

(6)	Based on information reported by FMR Corp. on a Schedule 13G that was filed with the SEC on or about February 17, 2004.

(7)	Includes the beneficial ownership of (a) 192,277 shares of common stock held by a partnership in which Mr. Marr is the general partner and has sole voting and investment power and (b) 100,000 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(8)	Includes the beneficial ownership of 100,000 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(9)	Includes the beneficial ownership of (a) 525,000 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days and (b) 7,300 shares of common stock owned by a foundation in which Mr. Yeaman is deemed to have shared voting power.

(10)	Includes the beneficial ownership of 290,000 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(11)	Includes the beneficial ownership of 160,000 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(12)	Includes the beneficial ownership of (a) 180,000 shares of common stock held in an investment partnership in which Mr. King is the general partner and is deemed to have voting and investment power and (b) 7,300 shares of common stock owned by a foundation in which Mr. King is deemed to have shared voting power.

(13)	Includes the beneficial ownership of 83,333 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(14)	Includes the beneficial ownership of 81,667 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(15)	Includes the beneficial ownership of 105,000 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(16)	Includes the beneficial ownership of 15,000 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days.

(17)	Includes the beneficial ownership of 18,333 shares of common stock issuable upon the exercise of stock options that are exercisable within sixty days. Mr. Morris is not standing for re-election as a director in 2004.

(18)	Includes: (a) 1,478,333 shares of common stock that are issuable upon the exercise of stock options that are exercisable within sixty days; (b) 372,277 shares held by a partnership in which named persons have sole voting and investment power; and (c) 14,600 shares of common stock held in a foundation in which named persons have sole or shared voting and/or investment power.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act requires that our directors, executive officers, and 10% or more stockholders file with the SEC and New York Stock Exchange initial reports of ownership and reports of changes in ownership of our common stock. These persons are required to furnish us with copies of all Section 16(a) reports they file with the SEC. To our knowledge, based solely on our review of the copies of the forms we received during 2003 and without further inquiry, we believe that all of our directors, officers, and 10% or more stockholders complied with all Section 16(a) filing requirements during 2003.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding the compensation paid to our “Named Executive Officers” for all of the services they rendered to us during fiscal years 2003, 2002, and 2001.

	Annual Compensation				Long-Term Compensation Awards
				Other		Securities
				Annual	Restricted	Underlying
Name and Principal				Compen-	Stock	Options/	All Other
Position	Year	Salary	Bonus	sation(1)	Awards	SARs	Compensation
John M. Yeaman	2003	$312,500	$325,000	$—	$—	200,000	$—
President and	2002	300,000	367,500	—	—	—	—
Chief Executive	2001	225,000	157,500	—	—	250,000	—
Officer(2)
John S. Marr, Jr.	2003	262,500	302,500	—	—	500,000	—
Chief Operating	2002	250,000	260,000	—	—	—	—
Officer(3); President	2001	200,000	272,000	—	—	100,000	—
– MUNIS Division
Glenn A. Smith	2003	250,000	347,100	—	—	75,000	—
Executive Vice	2002	250,000	232,000	—	—	—	—
President(3);	2001	200,000	174,441	—	—	100,000	—
President – Courts And Justice Division
Dustin R. Womble	2003	210,000	241,552	—	—	230,000	—
Executive Vice	2002	200,000	121,010	—	—	—	—
President(3);	2001	175,000	181,772	—	—	100,000	—
President – INCODE Division
Theodore L. Bathurst	2003	252,400	125,000	—	—	—	—
Vice President and	2002	252,400	102,500	—	—	—	—
Chief Financial	2001	252,400	35,000	—	—	60,000	—
Officer

(1)	Some of our executive officers receive personal benefits in addition to their salary. The aggregate amount of these benefits, however, does not exceed the lesser of $50,000 or 10% of his total annual salary.

(2)	Mr. Yeaman has been President and Chief Executive Officer since April 2002.

(3)	Messrs. Marr, Smith, and Womble were appointed as Chief Operating Officer, Executive Vice President, and Executive Vice President, respectively, in July 2003.

Option Grants in 2003

     The following table sets forth certain information relating to stock option grants to the “Named Executive Officers” during 2003.

Option/SAR Grants In 2003

	Individual Grants
	Number of	Percent of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise		Grant date
	Option/SARs	Employees in	Price Per	Expiration	Present
Name	Granted	Fiscal Year	Share	Date	Value $(1)
John M. Yeaman(2)	200,000	16.9%	$4.58	7/1/13	$3.18
John S. Marr, Jr.(3)	500,000	42.2%	$4.58	7/1/13	$3.18
Glenn A. Smith(4)	75,000	6.3%	$4.58	7/1/13	$3.18
Dustin R. Womble(5)	200,000	16.9%	$4.58	7/1/13	$3.18
	30,000	2.5%	$3.60	3/4/13	$2.51
Theodore L. Bathurst	—	—	—	—	—

(1)	The present value was determined using the Black-Scholes option-pricing model and assuming an expected life of seven years and a dividend yield of $0, expected volatility of .87 and risk-free interest rate of 3.3%.

(2)	Includes: (a) 21,834 options granted as incentive stock options (all of which vest on July 1, 2005); and (b) 178,166 options granted as non-qualified stock options (100,000 of which vest on July 1, 2004 and 78,166 of which vest on July 1, 2005).

(3)	Includes: (a) 97,379 options granted as incentive stock options (10,043 of which vest on July 1, 2004 and 21,834 of which vest on each of July 1, 2005, 2006, 2007, and 2008); and (b) 402,621 options granted as non-qualified stock options (89,957 of which vest on July 1, 2004 and 78,166 of which vest on each of July 1, 2005, 2006, 2007, and 2008).

(4)	Includes: (a) 70,043 options granted as incentive stock options (10,043 of which vest on July 1, 2004 and 15,000 of which vest on each of July 1, 2005, 2006, 2007, and 2008); and (b) 4,957 options granted as non-qualified stock options (all of which vest on July 1, 2004).

(5)	Includes: (a) a grant of (i) 71,614 options granted as incentive stock options (13,973 of which vest on each of July 1, 2005 and 2006, and 21,834 of which vest on each of July 1, 2007 and 2008) at an exercise price of $4.58 per share and (ii) 128,386 options granted as non-qualified stock options (40,000 of which vest on July 1, 2004, 26,027 of which vest on each of July 1, 2005 and 2006, and 18,166 of which vest on each of July 1, 2007 and 2008) at an exercise price of $4.58 per share; and (b) a grant of (i) 22,014 incentive stock options (2,014 of which vest on March 4, 2004 and 10,000 of which vest on each of March 4, 2005 and 2006) at an exercise price of $3.60 per share and (ii) a grant of 7,986 non-qualified stock options (all of which vest on March 4, 2004) at an exercise price of $3.60 per share.

Option Exercises in 2003 and Year-End Option Values

     The following table shows stock option exercises during 2003 by each of the “Named Executive Officers” and the value of unexercised options at December 31, 2003:

	Number of		Number of Securities	Value of Unexercised
	Shares		Underlying	In-the-Money
	Acquired		Unexercised Options/SARs at	Options/SARs at
	On	Value	December 31, 2003 (#)	December 31, 2003 ($)(1)
	Exercise	Realized
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable
John M. Yeaman	—	—	441,667 / 283,333	$2,527,003 / $1,677,497
John S. Marr, Jr.	—	—	66,667 / 533,333	$534,003 / $2,791,997
Glenn A. Smith	—	—	66,667 / 108,333	$534,003 / $ 645,747
Dustin R. Womble	—	—	106,667 / 273,333	$764,203 / $1,515,447
Theodore L. Bathurst	—	—	280,000 / 20,000	$1,038,425 / $ 160,200

(1)	Amount is based on a year-end market value of $9.63 per share of common stock.

Employment Contracts

     Effective July 1, 2003, we entered into a five-year employment agreement with John M. Yeaman. Under the terms of the agreement, Mr. Yeaman will receive a minimum base salary of $325,000 during the first two years of the agreement. During years three through five, Mr. Yeaman’s base salary will be set by the Compensation Committee on a basis that, will be consistent with Mr. Yeaman’s contributions and then existing duties. Mr. Yeaman will also participate in performance bonus or incentive compensation plans made available to comparable level employees of the company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the company. The agreement also provides for a severance payment equal to two times the annual cash compensation received during the immediately preceding twelve-month period upon a “change of control” (as defined in the agreement) or if he is terminated for any reason other than “cause” (as defined in the agreement). The agreement also contains certain non-competition, non-solicitation, and confidentiality covenants.

     Effective July 1, 2003, we entered into a five-year employment agreement with John S. Marr, Jr. Under the terms of the agreement, Mr. Marr will receive a minimum base salary of $275,000 during the first year of the agreement and $300,000 during the remaining term. Mr. Marr will also participate in performance bonus or incentive compensation plans made available to comparable level employees of the company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the company. The agreement also provides for a severance payment equal to Mr. Marr’s base salary (a) still due for the remainder of the term of the agreement or (b) for a period of twenty-four months, whichever is greater, upon a “change of control” (as defined in the agreement) or if he is terminated for any reason other than “cause” (as defined in the agreement). The agreement also contains certain non-competition, non-solicitation, and confidentiality covenants.

     Effective July 1, 2003, we entered into a five-year employment agreement with Dustin R. Womble. Under the terms of the agreement, Mr. Womble will receive a minimum base salary of $220,000 during the term of the agreement. Mr. Womble will also participate in performance bonus or incentive compensation plans made available to comparable level employees of the company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the company. The agreement also provides for a severance payment equal to Mr. Womble’s base salary (a) still due for the remainder of the term of the agreement or (b) for a period of twenty-four months, whichever is greater, upon a “change of control” (as defined in the agreement) or if he is terminated for any reason other than “cause” (as defined in the agreement). The agreement also contains certain non-competition, non-solicitation, and confidentiality covenants.

     On October 7, 1998, we entered into an employment agreement with Theodore L. Bathurst, which provides that we pay Mr. Bathurst for his services as Vice President and Chief Financial Officer of the company a salary of $250,000. Mr. Bathurst will participate in performance bonus or incentive compensation plans made available to comparable level employees of the company and its subsidiaries and receive all employee benefits and perquisites normally offered to the executive employees of the company. The agreement also provides for a severance payment equal to one year of his current base salary if he is terminated for any reason other than “cause”, as specified in the agreement.

Compensation Committee Interlocks and Insider Participation

     In 2003, the Compensation Committee consisted of Michael D. Richards (Chairman), Ben T. Morris, and G. Stuart Reeves. No member of the Compensation Committee was an officer or employee of the company or any of our subsidiaries. None of our executive officers served on the board of directors or compensation committee of any other entity. Mr. Morris is not standing for re-election as a director in 2004.

Report of the Compensation Committee on Executive Compensation

     The Compensation Committee has the responsibility for final approval for all compensation to our officers and directors, including the duty to ensure that compensation paid to executive officers does not exceed reasonable amounts and is based on objective standards. The Compensation Committee approves or disapproves the recommendations of management regarding compensation according to the guidelines set forth below. The specific duties and responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter.

     We strive to employ outstanding management in order to obtain outstanding results. To attract and retain high-level individuals, we may pay above-median compensation or provide stock ownership and stock option incentives to our executive officers. From time to time, salaries, bonuses, and other compensation of our executive officers are evaluated by reference to nationwide comparisons for the industries in which we operate.

     A substantial portion of each of our executive officer’s potential total compensation is in the form of bonuses and options. Annual bonuses vary significantly based on our financial results and revenue growth, the achievement of strategic objectives, extraordinary individual achievement, and each individual’s contribution toward our performance. The Compensation Committee met twice during 2003.

Chief Executive Officer Compensation

     John M. Yeaman has served as President since December 1998 and Chief Executive Officer since April 2002. In 2003, Mr. Yeaman’s cash compensation consisted of a base salary of $325,000 with a bonus equal to 100% of his base salary. In addition, Mr. Yeaman was granted options to purchase 200,000 shares of our common stock. In determining Mr. Yeaman’s cash compensation in 2003, the Compensation Committee considered several factors, including:

•	management’s goal of year-over-year improved revenue growth and profitability;

•	management’s focus on strengthening our balance sheet by maintaining low levels of outstanding indebtedness coupled with high levels of available cash;

•	management’s strategic mission to increase profitability through sustained internal growth;

•	management’s continued drive to reduce general and administrative expenses as a percentage of revenues;

•	management’s directive to develop and deploy premier technology;

•	the return on our stockholders’ investment as evidenced by the market price of our common stock and the growth in the enterprise value of the company;

•	Mr. Yeaman’s contributions to the achievement of each of these strategic initiatives; and

•	the levels of compensation of chief executive officers of companies of similar size in similar industries.

          This report is submitted by the Compensation Committee.

Michael D. Richards, Chairman
Ben T. Morris
G. Stuart Reeves

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee assists the board of directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our independent auditors, the effectiveness of our disclosure controls and of our internal controls over financial reporting, and risk assessment and risk management. The Audit Committee manages the relationship with our independent auditors (who report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from the company for such advice and assistance.

     Management has the primary responsibility for our reporting process, including our systems of internal controls, and for preparing our financial statements. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements contained in the Annual Report, including a detailed discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee meets with the independent auditors, with and without management present, to discuss the overall scope and plans for the audits, the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee met four times during 2003.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

     This report is submitted by the Audit Committee.

Ben T. Morris, Chairman
G. Stuart Reeves
Michael D. Richards

STOCK PERFORMANCE CHART

     The following chart compares the return on our common stock for the last five years with the Standard and Poors (“S&P”) 500 Index and the S&P 600 Information Technology Index. The comparison assumes $100 was invested on December 31, 1998 in our common stock and in each of the foregoing indices and assumes reinvestment of dividends and distributions.

STOCKHOLDER PROPOSALS

     Any proposal that a stockholder desires to present at the 2005 annual meeting must be received by us at our corporate headquarters no later than January 1, 2005.

By Order of the Board of Directors,

H. Lynn Moore, Jr.
Vice President, General Counsel,
and Secretary

Dallas, Texas

March 19, 2004

APPENDIX A

Corporate Governance Guidelines
Adopted by the Board of Directors
of
Tyler Technologies, Inc.

As Adopted February 24, 2004

PURPOSE

The purpose of the Guidelines is to assist the Company’s Board of Directors in maintaining effective corporate governance practices for the long-term benefit of its stockholders. The Guidelines formalize certain practices previously followed by the Tyler Board, and also establish new governance practices the Board has implemented to strengthen the Company’s corporate governance and to comply with new listing standards of the New York Stock Exchange and new legal requirements. The Tyler Board intends to review the Guidelines periodically and revise the Guidelines as the Board deems appropriate in light of continuing developments in corporate governance principles.

BOARD ROLE AND RESPONSIBILITIES

1.	Role and Responsibilities of the Board. The primary role of the Tyler Board is to exercise its business judgment to promote the long-term interests of the Company’s stockholders. The Board provides strategic direction to the Company and oversight of management in the performance of the Company’s business activities. The Board’s responsibilities include:

•	Review, approval and monitoring of the Company’s significant financial and business strategies as developed by management;

•	Review and approval of material transactions and corporate activities not entered into in the ordinary course of business;

•	Assessment of material risks facing the Company and review of management’s plans for mitigating such risks;

•	Evaluation of performance and compensation of the CEO and oversight of CEO succession planning;

•	Oversight of the Company’s processes and practices for ensuring the Company’s compliance with laws and the integrity of the Company’s financial reporting, internal controls, and public disclosure.

2.	Responsibilities of Individual Directors. In addition to the qualifications required of individual Tyler directors described in the Guidelines, directors are expected to understand the Company’s businesses and markets, to regularly attend and be prepared for Board and committee meetings, and to actively participate in board discussions and decisions. Tyler directors are expected to proactively promote the best interests of the stockholders of the Company and to be generally available between formal meetings for advice and consultation on matters of importance to the Company.

3.	Ethics and Conflicts of Interest. Tyler directors are expected to act ethically at all times and to adhere to the Company’s Business Code of Conduct when they are representing or acting on behalf of the Company. If a director develops an actual or potential conflict of interest with the Company, the director must report the conflict immediately to the Chairman of the Board’s Audit Committee and the Company’s General Counsel. If a significant conflict exists and cannot be resolved between such director and the Board, the director should resign. All directors must recuse themselves from any decision affecting their personal, business or professional interests.

BOARD COMPOSITION

4.	Majority of Independent Directors. The Board of Directors will have a majority of members who meet the applicable independence requirements of the New York Stock Exchange and any applicable law. The Board’s Nominating and Corporate Governance Committee will review the independence of each director under the applicable requirements annually and will present its findings and recommendations to the Board. In conducting its review, the Nominating and Corporate Governance Committee will consider that Board members’ independence may be jeopardized if Board compensation exceeds appropriate levels, if the Company makes substantial charitable contributions to organizations with which a Board member is affiliated, or if the Company enters into material consulting arrangements with (or provides other indirect forms of compensation to) a director or an organization with which a director is affiliated. Based on these findings and recommendations the Board will affirmatively determine whether each director is independent under the applicable requirements and the Company will publicly disclose such determinations in accordance with the requirements of the New York Stock Exchange or applicable law.

5.	Board Size. The Company’s Certificate of Incorporation, as amended, provides that the Board of Directors shall consist of not fewer than three or more than fifteen members (with the exact number to be determined by the Board). The Board should be neither too small to maintain the needed expertise and independence, nor too large to function effectively. However, from time to time, the Board will evaluate its size and determine whether changing circumstances warrant a change in the size of the Board.

6.	Board Leadership. The Chairman of the Board will preside at all meetings of the Company’s stockholders and the Board of Directors. The Chairman of the Board position and the Chief Executive Officer position are held at this time by separate individuals. The Board has concluded at this time that it is not necessary to establish a “lead director.” The Chairman of the Nominating and Corporate Governance Committee will preside at all executive session meetings of the non-management directors.

7.	Nomination and Selection of Directors. Directors are elected each year by the Company’s stockholders at the Annual Meeting of Stockholders. The Board’s Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending a qualified slate of nominees for election to the Board. The Nominating and Corporate Governance Committee may, in the exercise of its discretion, actively solicit nominee candidates; however, nominee recommendations submitted by other directors or stockholders will be considered. Any vacancies occurring in non-management director positions between annual stockholder meetings are filled by the Board and vacancies in director positions held by management are filled by the Chairman of the Board.

8.	Board Qualifications. The Nominating and Corporate Governance Committee establishes the qualifications for directors and reviews such qualifications with the Board annually. The Nominating and Corporate Governance Committee seeks candidates who have the background, skills and expertise to make a significant contribution to the Board, the Company and its stockholders. Candidates nominated for election or reelection to the Board should possess the following qualifications:

•	Sound personal and professional integrity;

•	An inquiring and independent mind;

•	Practical wisdom and mature judgment;

•	Broad training and experience at the policy-making level in business, finance and accounting, government, education or technology;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained;

•	Willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

•	Commitment to serve on the Board for several years to develop knowledge about the Company’s businesses;

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance; and

•	Involvement only in activities or interests that do not conflict with the director’s responsibilities to the Company and its stockholders.

9.	Extending Invitation to Potential Director. The invitation to a prospective Board member to join the Board will be extended by the Chairman of the Board following the qualification and selection of the nominee in accordance with the procedures described in paragraph 7 above.

10.	Retirement. The Board does not have a mandatory retirement policy for directors. The Board believes that factors such as the age of a director will be appropriately considered by the Nominating and Corporate Governance Committee on an annual basis. However, the Board will continue to review this issue and could in the future determine that a mandatory retirement policy is appropriate.

11.	Resignations; Changes in a Director’s Principal Business Activities. Any director who is also an officer of the Company shall submit a letter of resignation to the Board upon any termination of employment as an officer of the Company. Any non-management director who experiences a significant change in the director’s principal business or other activity in which the director was engaged at the time of the director’s election will consult with the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee and will offer to resign as a director. The Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee will review the circumstances, determine whether resignation from the Board is appropriate, and recommend a course of action to the Board.

12.	Term Limits. The Board does not have a term limits policy for length of service as a director. The absence of term limits allows the Company to retain directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

13.	Service on Other Boards and Other Commitments. Service as a director of the Company is a significant commitment in terms of both time and responsibility. Accordingly, each director is encouraged to limit the number of other public or private company boards on which the director serves and to be mindful of the director’s other existing and planned commitments, so that such other directorships and commitments do not materially interfere with the director’s service as an effective and active member of the Company’s Board. The Board has adopted a policy that directors should not serve as a director of more than four public companies in addition to the Tyler Board. Directors must advise the Chairman of the Board and the Chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board or significant private company board.

BOARD OPERATING

14.	Scheduling Board Meetings. The Chairman of the Board in consultation with other directors will determine the timing and length of Board meetings. The Board expects that a minimum of four regular meetings per year, one in each fiscal quarter, is desirable for the performance of the Board’s responsibilities. In addition to regularly scheduled meetings, special Board meetings may be called at any time in accordance with the procedures set forth in the Company’s bylaws to address specific needs of the Company.

15.	Establishing Board Meeting Agendas. The Chairman of the Board in consultation with executive management will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda, request the presence of or a report by any member of the Company’s management, or raise at any Board meeting subjects that are not on the agenda for that meeting.

16.	Meeting Attendance and Preparation. Directors are expected to attend all Board meetings and meetings of committees on which they serve, to spend the time needed to review materials in advance of such meetings, to participate in such meetings, and to meet as frequently as necessary to properly discharge their responsibilities. In advance of each Board meeting and Board committee meeting, directors will receive the meeting agenda and other materials important to the Board’s understanding of the matters to be considered. In addition, directors will periodically receive and should review materials designed to keep them well informed as to the most significant aspects of the Company’s business, performance and prospects.

17.	Access to Management. Each director has complete and open access to the Company’s executive management. Directors should inform the Chairman of the Board of any material issues they believe should be addressed directly with executive management. In addition, the Board encourages, or may require, the attendance of executive management at Board and committee meetings in order to brief the Board and its committees on particular topics. The Board encourages the Company’s executive management to offer presentations at such meetings by managers who can provide additional insight into items being considered or who have potential for greater responsibility and should be given exposure to the Board.

18.	Access to Independent Advisors. The non-management directors as a group and each of the Board’s committees have the authority to retain at any time, at the expense of the Company, independent legal, financial or other advisors if they determine such independent advice is necessary, appropriate and in the best interests of the Company and its stockholders.

19.	Executive Sessions of Non-Management Directors. Non-management directors will meet without management present at least twice annually at regularly scheduled executive sessions and at such other times as they may deem necessary or appropriate. The Chairman of the Nominating and Corporate Governance Committee will preside at these meetings and, as appropriate, will report the results of the meetings to the Chairman of the Board or invite the Chairman of the Board to join the executive sessions for further discussion.

20.	External Communication. The Board believes that it is the responsibility of the Company’s executive management to speak on behalf of the Company to stockholders, analysts, the media, customers, suppliers or employees. If comments from or on behalf of the Board are appropriate under the circumstances, they should, in most cases, be made by the Chairman of the Board or his designee. In those instances in which it is necessary for an individual director to speak with such outside constituencies, it is expected that the director will do so only with the knowledge of the Chairman of the Board and, absent unusual circumstances, only at the request of the Chairman of the Board.

21.	Annual Performance Evaluation. The Nominating and Corporate Governance Committee will establish appropriate performance criteria and processes for, and implement and oversee, an annual performance evaluation of each director, each committee of the Board, and the Board as a whole. The Nominating and Corporate Governance Committee will report the results of these evaluations to the Board and identify opportunities to improve the effectiveness of the Board and its Committees.

22.	New Director Orientation; Continuing Education. The Nominating and Corporate Governance Committee will develop and oversee an orientation program for new directors. The orientation process will include comprehensive information about the Company’s businesses and financial performance, as well as the policies, procedures and responsibilities of the Board and its committees. New directors will also meet with senior management and will have the opportunity to visit Company facilities. In addition, the Company will facilitate the participation of directors in relevant continuing education programs when requested by a director or when the Board concludes that such education would be of significant benefit to a director.

BOARD COMMITTEES

23.	Board Committees and Responsibilities. The Board has established an Audit Committee, a Compensation Committee, an Executive Committee and a Nominating and Corporate Governance Committee. The Board of Directors may, from time to time, establish or maintain additional committees as necessary or appropriate. The Board has adopted charters for each committee (other than the Executive Committee) setting forth the purpose and responsibilities of the committee. Each committee will report to the Board on its meetings and activities at the next regularly scheduled meeting of the Board or as appropriate.

24.	Independent Director Committee Members. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are comprised solely of directors who meet the applicable independence requirements of the New York Stock Exchange and any applicable law.

25.	Assignment of Committee Members. The Nominating and Corporate Governance Committee will make annual recommendations to the Board for committee appointments. In selecting committee members the Nominating and Corporate Governance Committee and the Board will consider several factors, including each director’s interests, tenure and subject-matter expertise; the need for both continuity and fresh ideas and perspectives; and applicable requirements of the Securities and Exchange Commission, Internal Revenue Service, New York Stock Exchange and other legal requirements.

26.	Limit on Audit Committee Memberships. Given the significant time demands and responsibilities of serving on a public company audit committee, the Board has established a policy that no member of the Audit Committee may serve on more than two other public company audit committees.

27.	Committee Meeting Frequency, Length and Agendas. The Chairman of each Board committee, in consultation with the committee members and appropriate members of management, will determine the frequency and length of committee meetings and develop the agenda for each committee meeting. However, the Board expects that the Audit Committee will meet at least four times per year to review financial results prior to earnings release and in conjunction with the quarterly Board meetings to review matters as deemed appropriate. The Chairman of the Board may participate in any committee meeting except when such participation would present a conflict of interest or the meeting is a non-management executive session of the committee.

BOARD COMPENSATION AND STOCK OWNERSHIP

28.	Compensation of Directors. The Board, upon the recommendation of the Compensation Committee, will establish the form and amount of compensation to be paid to non-management directors. Directors who are also employees of the Company receive no additional compensation for serving on the Board. The Compensation Committee will conduct an annual review of Board compensation, which may include information obtained from one or more third-party reports or surveys in order to compare the Company’s Board compensation practices with those of other public companies in the Company’s peer group or of comparable size.

29.	Stock Ownership Guidelines. The Board believes that significant direct ownership of Tyler stock (excluding unexercised stock options) by directors aligns their interests with the interests of the Company’s stockholders. Accordingly, the Board permits stock ownership for the directors.

MANAGEMENT REVIEW AND SUCCESSION PLANNING

30.	Annual Compensation Review of Executive Management. The Compensation Committee, in consultation with the Chairman of the Board, will annually approve the goals and objectives for compensating the Chief Executive Officer. The Compensation Committee and the Chairman of the Board will evaluate the CEO’s performance in attaining these goals before setting the CEO’s salary, bonus and other incentive and equity compensation. The Compensation Committee, in consultation with the Chairman of the Board, will also annually approve the compensation structure for the Company’s other executive management and will evaluate the performance of these officers in attaining these goals before setting the salary, bonus and other incentive and equity compensation for executive management.

31.	Succession Planning and Management Development. The Nominating and Corporate Governance Committee, in consultation with the Chairman of the Board, will periodically report to the Board on succession planning. The Board will work with the Nominating and Corporate Governance Committee and the Chairman of the Board to evaluate potential successors to the position of Chief Executive Officer and other members of executive management and to establish policies regarding succession in the event of an emergency or retirement of the Chief Executive Officer.

OTHER PRACTICES

32.	Personal Loans Prohibition. The Company will not extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any director or member of the Company’s executive management.

33.	No Repricing of Stock Options. The Company will not reprice stock options for any reason (including, without limitation, by canceling an outstanding option and replacing such option with a new option with a lower exercise price).

34.	Guidelines Disclosed in Proxy; Web Site Posting. These Corporate Governance Guidelines will be disclosed annually in the Company’s proxy report. In addition, the Corporate Governance Guidelines, the charters for the Audit, Compensation, and Nominating and Corporate Governance Committees, the Company’s Code of Business Conduct, and other relevant corporate governance information will be posted for public access on the Company’s web site.

APPENDIX B

Tyler Technologies, Inc.

AUDIT COMMITTEE CHARTER
AS AMENDED FEBRUARY 24, 2004

PURPOSE

The Audit Committee is appointed by the Board of Directors of the Company to: (1) assist the Board in monitoring (a) the integrity of the financial reporting process, systems of internal controls, the corporate accounting practices, the financial statements and reports of the Company, (b) the performance of the Company’s internal audit function, and (c) the compliance by the Company with legal and regulatory requirements; (2) monitor the independence and qualifications of the independent auditors (the “Independent Auditor”) and be directly responsible for the appointment, compensation and oversight of the Company’s independent auditor employed by the Company for the purpose of preparing or issuing an audit report or related work; and (3) prepare the report required by the rules of the Commission to be included in the Company’s annual proxy statement.

COMMITTEE MEMBERSHIP

The Audit Committee shall consist of no fewer than three members, as determined annually by the Board on the recommendation of the Nominating Committee. The members of the Audit Committee shall meet the independence and expertise requirements of the New York Stock Exchange, any other exchange on which the Company’s securities are traded, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board, in the exercise of its business judgment, shall determine that (a) all members of the Committee are financially literate and (b) at least one member of the Committee shall be a financial expert (as defined in SEC Regulation S-K, item 401(H), and any amendment thereof). Committee members may enhance their familiarity with finance and accounting by participating in education programs conducted by the Company or an outside consultant. Audit Committee members shall not serve simultaneously on the audit committees of more than two other public companies without the approval of the full Board.

The members of the Audit Committee shall be appointed annually by the Board on the recommendation of the Nominating Committee. Audit Committee members may be replaced by the Board at any time. The Board shall designate the Chairman or Chairwoman (“Chairperson”) of the Audit Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

     The basic responsibility of the members of the Audit Committee is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. In discharging that obligation, members should be entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors, to the fullest extent permitted by law.

     In carrying out its responsibilities, the Committee, and each member of the Committee in his or her capacity as such, shall be entitled to rely, in good faith, on information, opinions, reports or statements, or other information prepared or presented to them by 1) officers and other employees of the Company or its subsidiaries, whom such member believes to be reliable and competent in the matters presented, and 2) counsel, public accountants, consultants or other persons as to matters which the member believes to be within the professional competence of such person, including, without limitation, representations by management and the independent auditors regarding non-audit services provided to the Company by independent auditors.

     The Audit Committee shall be directly responsible for the appointment (subject, if applicable, to shareholder ratification), retention, termination, compensation and terms of engagement, evaluation, and oversight of the work of the Independent Auditor (including resolution of disagreements between management and the Independent Auditor regarding financial reporting). The Independent Auditor shall report directly to the Audit Committee.

     The Audit Committee shall oversee the integrity of the audit process, financial reporting and internal accounting controls of the Company, oversee the work of the Company’s management, internal auditor function (the “Internal Auditors”) and the Independent Auditor in these areas, oversee management’s development of, and adherence to, a sound system of internal accounting and financial controls, review whether the Internal Auditors and the Independent Auditor objectively assess the Company’s financial reporting, accounting practices and internal controls, and provide an open avenue of communication among the Independent Auditor, the Internal Auditors and the Board. It is the responsibility of: (i) management of the Company and the Independent Auditor, under the oversight of the Audit Committee and the Board, to plan and conduct financial audits and to determine that the Company’s financial statements and disclosures are complete and accurate in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations and fairly present, in all material respects, the financial condition of the Company; and (ii) the Internal Auditors, under the oversight of the Audit Committee and the Board, to review the Company’s internal transactions and accounting which do not require involvement in the detailed presentation of the Company’s financial statements.

     The Audit Committee shall pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the Independent Auditor to the extent required by and in a manner consistent with applicable law.

     The Audit Committee shall meet as often as it determines necessary or appropriate, but not less frequently than quarterly. The Chairperson shall preside at each meeting and, in the absence of the Chairperson, one of the other members of the Audit Committee shall be designated as the acting chair of the meeting. The Chairperson (or acting chair) may direct appropriate members of management and staff to prepare draft agendas and related background information for each Audit Committee meeting. The draft agenda shall be reviewed and approved by the Audit Committee Chairperson (or acting chair) in advance of distribution to the other Audit Committee members. Any background materials, together with the agenda, should be distributed to the Audit Committee members in advance of the meeting. All meetings of the Audit Committee shall be held pursuant to the by-laws of the Company with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved by the Audit Committee, shall be duly filed in the Company records. Reports of meetings of the Audit Committee shall be made to the Board at its next regularly scheduled meeting following the Audit Committee meeting accompanied by any recommendations to the Board approved by the Audit Committee.

     The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisers. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Independent Auditor for the purpose of rendering or issuing an audit report and to any advisers employed by the Audit Committee, subject only to any limitations imposed by applicable rules and regulations. The Audit Committee may request any officer or associate of the Company or the Company’s outside counsel or Independent Auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall meet with management, the Internal Auditors and the Independent Auditor in separate executive sessions at least semi-annually to discuss matters for which the Audit Committee has responsibility.

     The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review its own performance.

     In performing its functions, the Audit Committee shall undertake those tasks and responsibilities that, in its judgment, would contribute most effectively to and implement the purposes of the Audit Committee. In addition to the general tasks and responsibilities noted above, the following are the specific functions of the Audit Committee:

Financial Statement and Disclosure Matters

1.	Review and discuss with management, and to the extent the Audit Committee deems necessary or appropriate, the Internal Auditors and the Independent Auditor, the Company’s disclosure controls and procedures that are designed to ensure that the reports the Company files with the Commission comply with the Commission’s rules and forms.

2.	Review and discuss with management, the Internal Auditors and the Independent Auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

3.	Review and discuss with management, the Internal Auditors and Independent Auditor the Company’s quarterly financial statements, including disclosures made in management’s discussion and analysis, prior to the filing of its Form 10-Q, including the results of the Independent Auditor’s reviews of the quarterly financial statements.

4.	Review and discuss quarterly reports from the Independent Auditor on:

(a)	All critical accounting policies and practices to be used;

(b)	All alternative treatments within GAAP for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor;

(c)	The internal controls adhered to by the Company, management, and the Company’s financial, accounting and internal auditing personnel, and the impact of each on the quality and reliability of the Company’s financial reporting; and

(d)	Other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences.

5.	Discuss in advance with management the Company’s practice with respect to the types of information to be disclosed and the types of presentations to be made in earnings press releases, including the use, if any, of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

6.	Review and discuss with management, the Internal Auditors and the Independent Auditor:

(a)	Significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

(b)	The clarity of the financial disclosures made by the Company;

(c)	The development, selection and disclosure of critical accounting estimates and the analyses of alternative assumptions or estimates, and the effect of such estimates on the Company’s financial statements;

(d)	Potential changes in GAAP and the effect such changes would have on the Company’s financial statements;

(e)	Significant changes in accounting principles, financial reporting policies and internal controls implemented by the Company;

(f)	Significant litigation, contingencies and claims against the Company and material accounting issues that require disclosure in the Company’s financial statements;

(g)	Information regarding any “second” opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

(h)	Management’s compliance with the Company’s processes, procedures and internal controls;

(i)	The adequacy and effectiveness of the Company’s internal accounting and financial controls and the recommendations of management, the Internal Auditors and the Independent Auditor for the improvement of accounting practices and internal controls; and

(j)	Determine, as regards to new acquisitions, dispositions, other transactions or events, the independent auditor’s reasoning for the appropriateness of the accounting principles and disclosures practices adopted by management.

7.	Discuss with management and the Independent Auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures and aggregate contractual obligations on the Company’s financial statements.

8.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

9.	Discuss with the Independent Auditor the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 relating to the conduct of the audit. In particular, discuss:

(a)	The adoption of, or changes to, the Company’s significant internal auditing and accounting principles and practices as suggested by the Independent Auditor, Internal Auditors or management; and

(b)	The management letter provided by the Independent Auditor and the Company’s response to that letter.

(c)	Any difficulties encountered by the Independent Auditor or the Internal Auditors in the course of their audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

10.	Receive and review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Form 10-K and Form 10-Q about (a) any significant deficiencies in the design or operation of internal controls or material weakness therein, (b) any fraud involving management or other associates who have a significant role in the Company’s internal controls and (c) any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation.

11.	Review the Company’s other reports or other financial information submitted to any government body, or the public, including any certification, report, opinion, or review rendered by the independent accountants. This review is to encompass significant transactions not a normal part of the Company’s operations; changes, if any, during the year in the Company’s accounting principles operations; changes, if any, during the year in the Company’s accounting principles or their application and significant adjustments proposed by the independent public accounts.

OVERSIGHT OF THE COMPANY’S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

12.	Review the experience and qualifications of the senior members of the Independent Auditor team.

13.	Obtain and review a report from the Independent Auditor at least annually regarding (a) the Independent Auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the Independent Auditor and the Company, including the written disclosures and the letter required by Independence Standards Board Standard 1, as that standard may be modified or supplemented from time to time.

14.	Evaluate the qualifications, performance and independence of the Independent Auditor, including considering whether the Independent Auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the Independent Auditor’s independence, and taking into account the opinions of management and the Internal Auditor. The Audit Committee shall present its conclusions to the Board.

15.	Oversee the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit at least once every five years, and oversee the rotation of other audit partners, in accordance with the rules of the Commission.

16.	Recommend to the Board policies for the Company’s hiring of present and former associates of the Independent Auditor who have participated in any capacity in the audit of the Company, in accordance with the rules of the Commission.

17.	To the extent the Audit Committee deems necessary or appropriate, discuss with the national office of the Independent Auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

18.	Discuss with management, the Internal Auditors and the Independent Auditor any accounting adjustments that were noted or proposed by the Independent Auditor, but were not adopted or reflected.

19.	Meet with management, the Internal Auditors and the Independent Auditor prior to the audit to discuss and review the scope, planning and staffing of the audit. Also discuss the frequency of when internal audits will be performed.

20.	Obtain from the Independent Auditor the information required to be disclosed to the Company by generally accepted auditing standards in connection with the conduct of an audit, including topics covered by SAS No. 54, No. 60, No. 61 and No. 82.

21.	Require the Independent Auditor to review the financial information included in the Company’s Form 10-Q in accordance with Rule 10-01(d) of Regulation S-X of the Commission prior to the Company filing such reports with the Commission and to provide to the Company for inclusion in the Company’s Form 10-Q any reports of the Independent Auditor required by Rule 10-01(d).

OVERSIGHT OF THE COMPANY’S INTERNAL AUDIT FUNCTION

22.	Ensure that the Company has an internal audit function.

23.	Review and concur in the appointment, replacement, and the reassignment or dismissal of the senior internal auditing executive.

24.	Review the significant reports to management prepared by the internal auditing department and management’s responses.

25.	Communication with management and the Internal Auditors to obtain information concerning internal audits, accounting principles adopted by the Company, internal controls of the Company, management, and the

Company’s financial and accounting personnel, and review the impact of each on the quality and reliability of the Company’s financial statements.

26.	Evaluate the internal auditing function and its impact on the accounting practices, internal controls and financial reporting of the Company.

27.	Discuss with management, the Internal Auditor, and the Independent Auditor the internal audit function’s responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

COMPLIANCE OVERSIGHT RESPONSIBILITIES

28.	Obtain from the Independent Auditor the reports required to be furnished to the Audit Committee under Section 10A of the Exchange Act and obtain from the Independent Auditor any information with respect to illegal acts in accordance with Section 10A.

29.	Obtain reports from management, the Company’s senior internal auditing executive and the Independent Auditor concerning whether the Company and its subsidiary affiliated entities are in compliance with applicable legal requirements and the Statement of Ethics. Obtain and review reports and disclosures of insider and affiliated party transaction. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations, including compliance with the Foreign Corrupt Practices Act, and the Statement of Ethics.

30.	Periodically review the Company’s Code of Business Conduct and Ethics for Senior Financial Officers and recommend any proposed changes to the Board of Directors for approval.

31.	Periodically review procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by associates of the Company of concerns regarding questionable accounting or auditing matters.

32.	Discuss with management and the Independent Auditor any correspondence between the Company and regulators or governmental agencies and any associate complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

33.	Discuss with the Company’s Chief Legal Officer legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

34.	Review with management, the internal auditor, and the independent auditors, the integrity and effectiveness of the Company’s electronic accounting, data processing, and management information systems.

ADDITIONAL RESPONSIBILITIES

35.	Prepare annually a report for inclusion in the Company’s proxy statement relating to its annual shareholders meeting. In that report, the Audit Committee will state whether it has: (a) reviewed and discussed the audited financial statements with management; (b) discussed with the Independent Auditor the matters required to be discussed by SAS No. 61, as that statement may be modified or supplemented from time to time; (c) received from the Independent Auditor the written disclosures and the letter required by Independence Standards Board Standard 1, as that standard may be modified or supplemented from time to time, and has discussed with the Independent Auditor, the Independent Auditor’s independence; and (d) based on the review and discussions referred to in clauses (a), (b) and (c) above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

36.	Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities.

37.	Review the Company’s Related-Party Transaction Policy and recommend any changes to the Compensation and Nominating and Governance Committees and then to the Board for approval. Review and determine whether to approve or ratify transactions covered by such policy, as appropriate.

38.	Review annually the Audit Committee Charter for adequacy and recommend any changes to the Board.

LIMITATIONS OF THE COMMITTEE’S ROLE

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. In carrying out its oversight responsibilities set forth in this Charter, members of the Committee are not providing expert or special assurance with respect to the Company’s financial statements, or any professional certification as to the work of the independent auditor, including with respect to auditor independence.

Attachment To APPENDIX B

INDEPENDENCE FOR AUDIT COMMITTEE MEMBERS

INDEPENDENCE

The Audit Committee is required to consist of at least three directors, each of whom must be independent. An independent director is a director whom the Board has determined has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and otherwise meets the requirements for “independence” under the rules of the New York Stock Exchange and any other applicable legal or regulatory requirement. Set forth below are current criteria affecting Audit Committee membership:

•	Employees of the Company or its affiliates* may not serve on the Audit Committee until five years following the termination of employment.

•	A director who is, or in the past five years has been, affiliated with or employed by a present or former auditor of the Company (or of an affiliate) may not serve on the Audit Committee until five years following the end of either the affiliation or the auditing relationship.

•	The only compensation a director may receive from the Company are the fees and compensation received for serving on the Board and Committees of the Board, which may be received in cash, stock options or other-in-kind consideration ordinarily available to Company directors, as well as other regular benefits other Company directors receive. Neither a director, nor the firm with which a director is associated, may receive any compensation for providing consulting, legal or financial advisory services, regardless of who within the firm provides the service.

•	A director who is employed as an executive of another corporation where any of the Company’s executives serve on that corporation’s compensation committee may not serve on the Audit Committee.

•	A director who is an immediate family member** of any individual who falls within the preceding categories cannot serve on the Audit Committee until five years following the termination of such relationship.

*	Affiliate includes a subsidiary, sibling company, predecessor, parent company, or former parent company.

**	Immediate family includes a person’s spouse, parents, children, siblings, parents-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than the employee) who shares such person’s home.

APPENDIX C

Tyler Technologies, Inc.

     Charter for the Compensation Committee
of the Board of Directors

As Adopted February 24, 2004

1. PURPOSE

     The Compensation Committee’s (the “Committee”) basic responsibility is to review the performance and development of Company management in achieving corporate goals and objectives and to assure that the senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Committee will oversee, review and administer all compensation, equity and employee benefit plans and programs.

2. COMPOSITION OF THE COMMITTEE

     The Committee will consist of not less than two independent directors, each of whom will be both a “non-employee director” within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission (“SEC”) and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. Each appointed Committee member will be subject to annual reconfirmation and may be removed by the Board of Directors (the “Board”) at any time.

3. RESPONSIBILITIES AND DUTIES

In carrying out its purpose, the Committee will have the following responsibilities and duties:

•	Review annually and approve the Company’s compensation strategy to ensure that officers of the Company are rewarded appropriately for their contributions to company growth and profitability.

•	Review annually and approve corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals.

•	Review annually and determine the individual elements of total compensation for the Chief Executive Officer and all other corporate officers, and communicate in the annual Board Compensation Committee Report to shareholders the factors and criteria on which the Chief Executive Officer and all other corporate officers’ compensation for the last year was based.

•	Approve all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers.

•	Review and approve compensation for non-employee members of the Board of Directors, including but not limited to the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites.

•	With sole and exclusive authority, make and approve stock options grants and other discretionary awards under the Company’s stock option or other equity incentive plans to all persons who are Board members or executive officers within the meaning of Rule 16b-3 issued by the SEC.

•	Grant stock options and other discretionary awards under the Company’s stock option or other equity incentive plans to all other eligible individuals in the Company’s service. The Committee may delegate to one or more officers designated by the Committee the authority to make grants to eligible individuals (other than any such officer) who are not executive officers, provided that the Committee shall have fixed the price (or a formula for determining the price) and the vesting schedule for such grants, approved the form of documentation evidencing such grants, and determined the appropriate number of shares or the basis for determining such number of shares by position, compensation level or category of personnel. Any officer(s) to whom such authority is delegated shall regularly report to the Committee the grants so made. Any such delegation may be revoked at any time by the Committee.

•	Amend the provisions of the Company’s stock option or other equity incentive plans, to the extent authorized by the Board, and make recommendations to the Board with respect to incentive compensation and equity-based plans.

•	Approve for submission to the shareholders stock option or other equity incentive plans or amendments thereto.

•	Ensure that the annual incentive compensation plan is administered in a manner consistent with the Company’s compensation strategy and the terms of such plan, including but not limited to the following: participation, target annual incentive awards, corporate financial goals, actual awards paid to executive officers, total funds reserved for payment under the plan, and potential qualification under IRS Code Section 162(m).

•	Review matters related to management performance, compensation and succession planning and executive development for executive staff.

•	Approve separation packages and severance benefits for executive officers to the extent that the packages are outside the ordinary plan limits.

•	Exercise, as necessary and appropriate, all of the authority of the Board of Directors with respect to the election of officers of the Company during the periods between the regular meetings of the Board.

•	Have full access to the Company’s executives and personnel as necessary to carry out its responsibilities.

•	Obtain such data or other resources as it deems necessary to perform its duties, including but not limited to obtaining external consultant reports or published salary surveys, and engaging independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Company’s executive officers and other key employees.

•	Have responsibility for the review and approval of all reports and summaries of compensation policies and decisions as may be appropriate for operations purposes or as may be required under applicable law.

•	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

•	Review the Committee Charter from time to time and recommend any changes to the Board.

•	Report to the Board of Directors on the major items covered at each Committee meeting.

     Notwithstanding the foregoing, any action of the Committee, other than the grant of stock options or other discretionary awards under the Company’s stock option or other equity incentive plans, may be subject to Board review and may be revised, modified or rescinded by the Board.

4. COMMITTEE MEETING

     The Committee will meet as often as necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee and/or by the management of the Company. Reports of meetings of the Committee will be made to the Board of Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors approved by the Committee.

     The Committee will also meet as and when necessary to act upon any other matters within its jurisdiction under this Charter. A majority of the total number of members of the Compensation Committee will constitute a quorum at all Committee meetings.

APPENDIX D

Tyler Technologies, Inc.

Charter for the Nominating and Governance Committee
of the Board of Directors

As Adopted February 24, 2004

1. PURPOSE

     The Nominating and Governance Committee shall, in consultation with the Chief Executive Officer (CEO), recommend candidates for elections to the Company’s Board of Directors.

2. COMPOSITION OF THE NOMINATING AND GOVERNANCE COMMITTEE

     The Nominating and Governance Committee shall be comprised of not less than three directors each of whom shall be a non-employee director within the meaning of Rule 16b-3 issued under the Securities and Exchange Act of 1934, as amended. Each Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time.

3. RESPONSIBILITIES AND DUTIES

In carrying out the purpose set forth in Section 1 above, the Nominating and Governance Committee shall:

a)	In consultation with the CEO, identify and review candidates for the Board of Directors and recommend to the full Board candidates for election to the Board.

b)	Review from time to time the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board.

c)	Have full access to the Company’s executives as necessary to carry out this responsibility.

d)	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

e)	Monitor adherence to the Company’s “Corporate Governance Guidelines” which are hereby incorporated by reference.

f)	Review the Committee Charter from time to time for adequacy and recommend any changes to the Board.

g)	Report to the Board on the major items covered at each Committee meeting.

4. RESPONSIBILITIES AND DUTIES

     The Nominating and Governance Committee will meet periodically as necessary to act upon any matter within its jurisdiction. A majority of the total number of members of the Nominating and Governance Committee shall constitute a quorum at all Committee meetings.

D-1

ANNUAL MEETING OF STOCKHOLDERS OF

TYLER TECHNOLOGIES, INC.

May 6, 2004

PROOF #1

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE,
THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1.	Election of Directors:		2.	Amendment to the Tyler Stock Option Plan.	☐	☐	☐

			3.	Adoption of the Tyler Employee Stock Purchase Plan.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O Donald R. Brattain O J. Luther King, Jr. O John S. Marr, Jr.	4.	Ratification of Ernst & Young LLP as independent auditors.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O G. Stuart Reeves O Michael D. Richards O Glenn A. Smith	5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or adjournments thereof.
☐	FOR ALL EXCEPT (See instructions below)	O John M. Yeaman

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROOF #6

0

PROXY

TYLER TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby (1) acknowledges receipt of the Notice dated March 19, 2004 of the annual meeting of stockholders of Tyler Technologies, Inc. (the “Company”) to be held at the Park City Club, 5956 Sherry Ln., Suite 1700, Dallas, Texas, on Thursday, May 6, 2004 at 10:00 a.m. Dallas time, and the proxy statement in connection therewith, and (2) appoints G. Stuart Reeves and John M. Yeaman,and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned to vote upon and act with respect to, all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act at said meeting and at any adjournment thereof, and the undersigned directs that his proxy be voted as indicated on the reverse side hereof. If only one of the above proxies shall be present in person, or by substitute, at such meeting or any adjournment thereof, that proxy, so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitute or any of them may lawfully do by virtue hereof.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

TYLER TECHNOLOGIES, INC.

May 6, 2004

PROXY VOTING INSTRUCTIONS

PROOF #2

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

ê Please detach along perforated line and mail in the envelope provided. IF you are not voting via the Internet. ê

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE,
THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

					FOR	AGAINST	ABSTAIN
1.	Election of Directors:		2.	Amendment to the Tyler Stock Option Plan.	☐	☐	☐

			3.	Adoption of the Tyler Employee Stock Purchase Plan.	☐	☐	☐
		NOMINEES:
☐	FOR ALL NOMINEES	O Donald R. Brattain O J. Luther King, Jr. O John S. Marr, Jr.	4.	Ratification of Ernst & Young LLP as independent auditors.	☐	☐	☐
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	O G. Stuart Reeves O Michael D. Richards O Glenn A. Smith	5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or adjournments thereof.
☐	FOR ALL EXCEPT (See instructions below)	O John M. Yeaman

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.